Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3, Nos. 333-68935, 333-79995, 333-84819, 333-86805, 333-92815,
333-106090, 333-112549, 333-113384, and 333-125814 and Form S-8, No. 333-119623)
of BNP Residential Properties, Inc. of our reports dated May 18, 2005, with respect to the statements of revenue and certain operating expenses of Canterbury Apartments, Laurel Springs Apartments, Laurel Springs II Apartments and Salem Ridge Apartments included in its Current Report on Form 8-K/A dated March 31, 2005, filed with the Securities and Exchange Commission.



/s/  Sharrard, McGee & Co., P.A.

Greensboro, NC
June 9, 2005


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